EXHIBIT 10.2




                                                                _________, 20__




[Insert name and address]

Dear :

     The Company's Board of Directors continues to support our key Associates through programs which provide an opportunity to share in the Company's success. Accordingly, I am pleased to inform you that that effective _______________, the Compensation and Personnel Committee (the "Committee") of the Board of Directors exercised its authority pursuant to the 2003 Stock Incentive Plan (the "Plan") and granted to you non-statutory options to purchase shares of the Common Stock of Circuit City as set forth herein. These options are not qualified for Incentive Stock Option tax treatment.

     The Plan is administered by the Committee. The terms of the Plan are incorporated into this letter and in the case of any conflict between the Plan and this letter, the terms of the Plan shall control. Please refer to the Plan for certain conditions not set forth in this letter. Copies of the 2003 Plan, a copy of the Prospectus for the 2003 Plan, the Company's annual report to shareholders and 10-K for Fiscal 20__ are available from
______________________________.

                  No. Shares Subject to Option                         _______

                  Option Price Per Share                      $[INSERT PRICE]

     On [insert first anniversary date] and on each of the two succeeding anniversaries of that date, you shall become entitled to exercise cumulatively a total of 33 1/3%, 66 2/3%, and 100%, respectively, of the option shares.


Exercise of Options

         You may purchase shares under your option grant by:

         (1) Giving notice to the Company indicating the number of shares you have elected to purchase.

(2) Remitting payment of the purchase price in full. You may deliver previously owned shares of the Company's stock in satisfaction of all or any part of the purchase price.

(3)               Remitting  payment  to  satisfy  the  income  tax  withholding requirements for non-statutory options. The Company is required to withhold Federal, state and local taxes on the full amount of the gain realized on your option exercise. As a condition to your receipt of your shares, you agree that the Company may deduct from any payments of any kind otherwise due to you from the Company the aggregate amount of such taxes required by law to be withheld, or, in the alternative, that you will pay to the Company, or make arrangements satisfactory to the Company regarding payment of such taxes.


Termination of Options

     These options shall terminate under the following conditions:

(1) By Death, Disability or Retirement. If your employment by the Company terminates because you die, become disabled or retire (in accordance with retirement and disability eligibility provisions of the company's retirement and disability plans), all of your outstanding options covered by this agreement will become immediately vested, effective as of the date of your death, disability, or retirement. Then at any time before the expiration date of the grant, you, your personal representatives, distributees, or legatees may exercise your options. However, no stock grant may vest until a minimum of six months from the date of issuance.

(2) Other Reasons - Upon termination of your employment for reasons other than death, disability or retirement, your stock options will terminate immediately. In addition, your stock options will terminate immediately if you change to a part-time status.

(3) Expiration - These options will expire on [insert 10th anniversary of grant date]. Notwithstanding the provisions of paragraphs (1) and (2) immediately above, your options may not be exercised after the [insert 10th anniversary of grant date] expiration date (except as provided in paragraph (1) immediately above).

     If the number of outstanding shares of the Company's Common Stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, or any other similar change in capitalization effected without receipt of consideration by the Company, the number of shares with respect to which you have unexercised options and the option price will be appropriately increased or decreased by the Committee. Notwithstanding the foregoing, the Company shall not be required to issue any fractional shares upon exercise of your options as a result of such adjustment.

     The options granted under the Plan are not transferable by you otherwise than by will or by the laws of descent and distribution and are exercisable during your lifetime only by you. You do not have any rights as a shareholder of the Company with respect to the Shares of Company Stock subject to this option, until a stock certificate has been duly issued following the exercise of the Option, as provided herein. Any notice to be given to you with respect to the option granted hereunder shall be given to you or your personal representative, legatee or distributee, and shall be addressed to him or her at the address set forth above or your last known address at the time notice is sent.

     Please indicate your acceptance of the terms and conditions pertaining to the stock options granted herein by signing your name in the space provided below and returning one copy to:

                            [insert name and address]

When signed by you, this letter, together with the Plan, will become the Company's Stock Option Agreement with you. All other terms of this letter notwithstanding, unless the Company otherwise agrees in writing, this letter will not be effective as a Stock Option Agreement if such copy is not so signed and returned to ___________ as soon as possible, but in no event later than _______ __, 20__. Such acceptance places no obligation or commitment on you to exercise the options.

                                   Sincerely,



                                   Senior Vice President
                                   Human Resources


ACCEPTED:




Associate Signature


Printed Name


Date